EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2021 relating to the consolidated financial statements of Hydrofarm Holdings Group, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Hydrofarm Holdings Group, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

April 26, 2021